UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Grant Park Futures Fund Limited Partnership (Exact name of Registrant as specified in its charter)

Illinois (State of Incorporation or Organization)	36-3596839 (I.R.S. Employer Identification No.)

c/o Dearborn Capital Management, L.L.C. 555 West Jackson Boulevard, Suite 600 Chicago, Illinois (Address of Principal Executive Offices)	60661 (zip code)
Securities to be registered pursuant to Section 12(b) of the Act: None
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒
Securities Act registration statement file number to which this form relates: 333-153862
Securities to be registered pursuant to Section 12(g) of the Act:
Legacy 1 Class Limited Partnership Units
Legacy 2 Class Limited Partnership Units
Global Alternative Markets 1 Class Limited Partnership Units
Global Alternative Markets 2 Class Limited Partnership Units
Global Alternative Markets 3 Class Limited Partnership Units
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

 Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are Limited Partnership Units of Grant Park Futures Fund Limited Partnership (“Grant Park”), consisting of Legacy 1 Class Units, Legacy 2 Class Units, Global Alternative Markets 1 Class Units, Global Alternative Markets 2 Class Units and Global Alternative Markets 3 Class Units (collectively, the “Offered Units”). The description of the Offered Units contained in the Registration Statement on Form S-1 (Registration No. 333-153862) of Grant Park, filed with the Securities and Exchange Commission (the “SEC”) on October 6, 2008, as amended by Pre-Effective Amendment No. 1 to the Registration Statement filed with the SEC on January 29, 2009, and Pre-Effective Amendment No. 2 to the Registration Statement filed with the SEC on March 24, 2009, and as further amended from time to time (the "Registration Statement"), is hereby incorporated herein by reference. Any form of prospectus or prospectus supplement or any amendment to the Registration Statement that includes such descriptions and that are subsequently filed by Grant Park are hereby incorporated herein by reference.

 Item 2.  Exhibits.

Exhibit Number	Description of Document

3.1*	Third Amended and Restated Limited Partnership Agreement of the Registrant.

3.2*	Certificate of Limited Partnership of the Registrant.

10.2*	Subscription Agreement and Power of Attorney.

10.3*	Request for Redemption Form.

*  Incorporated by reference to the corresponding exhibit filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GRANT PARK FUTURES FUND LIMITED PARTNERSHIP

Date: March 27, 2009	By:	Dearborn Capital Management, L.L.C.
its General Partner

	By:	/s/ Maureen O’Rourke
Maureen O’Rourke
Chief Financial Officer